Exhibit 99.1

LKQ Corporation Continues Board Refreshment
with the Appointment of James S. Metcalf

Brings Significant Public Company Chief Executive Officer and Board Experience

ANTIOCH, TENN (December 11, 2024) -- LKQ Corporation (Nasdaq: LKQ) (“LKQ” or the “Company”) today announced that it has appointed James S. Metcalf to its Board of Directors (the “Board”) as a new independent director effective December 11, 2024, as part of the Board’s ongoing refreshment process. The Company also announced that Dominick Zarcone has decided not to stand for re-election and will retire from the Board when his term expires in connection with the Company’s 2025 Annual Meeting. Following the 2025 Annual Meeting, the Board will consist of ten directors, nine of whom are independent.

“Our Board is committed to active and ongoing refreshment to ensure it has the right mix of skills and experiences to provide effective oversight and guidance of the Company’s strategy, with the goal of producing long-term value for its shareholders,” said Guhan Subramanian, Chairman of LKQ. “To this end, we are excited to welcome Jim to LKQ’s Board as a proven leader who brings significant experience as both a public company chief executive officer and board member. Jim’s leadership experience in business strategy and operational excellence will further enhance the depth, knowledge and skill sets represented on our Board.”

“Finally, on behalf of the Board, I would also like to thank Nick for his leadership and invaluable contributions as an executive and director of LKQ, and we wish him the very best in his retirement from LKQ,” Mr. Subramanian concluded.

About James Metcalf

Mr. Metcalf previously served as Chairman and Chief Executive Officer of Cornerstone Building Brands, Inc. (“Cornerstone”), a North American building products manufacturer, from 2018 until his retirement as CEO in September 2021 and as Chairman in March 2022. He joined Cornerstone in 2017 as a non-employee director when it was known as NCI Building Systems, Inc. Prior to joining Cornerstone, he held various roles at USG Corporation, a leading manufacturer of wallboard and building products, including serving as its President and Chief Executive Officer from January 2011 and its Chairman from December 2011 until his retirement from USG in November 2016. He is currently serving as a board member of both Ferguson Enterprises Inc. (NYSE: FERG), a value-added distributor serving the specialized professional in the North American construction market, and Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, renewable energy, agtech and infrastructure markets. He previously served on the boards of the following formerly public companies: Cornerstone Building Brands, Inc., NCI Building Systems, Inc., Tenneco Inc., USG Corporation, and Molex Inc. He earned a Master of Business Administration from Pepperdine University and a BA in Criminal Justice and Pre-Law from The Ohio State University.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, changes in our cash position or cash requirements for other purposes, fluctuations in the price of our common stock, general market conditions, and stockholder response to the repurchase program; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com